Exhibit 99.1
Perimeter Solutions Reports Fourth Quarter 2025 Financial Results
February 26, 2026
Full year Net Loss of $206.4M and Adjusted Net Income of $206.7M
Continued value driver execution drove full year Adjusted EBITDA of $331.7M
Full year Loss Per Diluted Share of $1.37 and Adjusted Earnings Per Diluted Share of $1.34
Specialty Products Segment acquired add-on product lines in Q4 2025, and MMT in Q1 2026
Clayton, Missouri, February 26, 2026 – Perimeter Solutions, Inc. (NYSE: PRM) (“Perimeter,” “Perimeter Solutions,” or the “Company”), a leading provider of industrial products and services that support critical and complex customer missions across a range of niche applications, today reported financial results for its fourth quarter, and full year, ended December 31, 2025.
Full Year 2025 Results
•Net sales increased 16% to $652.9 million, as compared to $561.0 million in the prior year.
•Fire Safety net sales increased 12% to $489.0 million, as compared to $436.3 million in the prior year.
•Specialty Products net sales increased 31% to $163.9 million, as compared to $124.7 million in the prior year.
•Net loss was $206.4 million, or $1.37 loss per diluted share, as compared to a net loss of $5.9 million, or $0.04 loss per diluted share in the prior year.
•Non-GAAP adjusted earnings per diluted share was $1.34, as compared to non-GAAP adjusted earnings per share of $1.11 in the prior year.
•Adjusted EBITDA increased 18% to $331.7 million, as compared to $280.3 million in the prior year.
•Fire Safety Segment Adjusted EBITDA increased 21% to $290.5 million, as compared to $240.1 million in the prior year.
•Specialty Products Segment Adjusted EBITDA increased 3% to $41.2 million, as compared to $40.2 million in the prior year.
•Reconciliation tables for non-GAAP measures are available in the attached schedules.
Fourth Quarter 2025 Results
•Net sales increased 19% to $102.8 million in the fourth quarter, as compared to $86.2 million in the prior year quarter.
•Fire Safety net sales decreased 4% to $58.1 million, as compared to $60.7 million in the prior year quarter.
•Specialty Products net sales increased 75% to $44.7 million, as compared to $25.5 million in the prior year quarter.
•Net loss during the fourth quarter was $140.2 million, or $0.94 loss per diluted share, as compared to net income of $144.2 million, or $0.90 earnings per diluted share in the prior year quarter.
•Fourth quarter non-GAAP adjusted earnings per diluted share was $0.13 for both the quarter ended 2025 and 2024.
•Adjusted EBITDA increased 9% to $36.0 million in the fourth quarter, as compared to $32.9 million in the prior year quarter.
•Fire Safety Segment Adjusted EBITDA decreased 6% to $25.6 million, as compared to $27.2 million in the prior year quarter.

•Specialty Products Segment Adjusted EBITDA increased 85% to $10.4 million, as compared to $5.6 million in the prior year quarter.
•Reconciliation tables for non-GAAP measures are available in the attached schedules.
Capital Allocation
•The Company invested $7.0 million in capital expenditures for the three months ended December 31, 2025 and $29.6 million for the year ended December 31, 2025.
•On November 14, 2025, the Company acquired substantially all of the assets and technical data rights of certain electro-optical product lines from a third party, for a total cash purchase price of $40.0 million. The product lines will be included within the Specialty Products Segment.
•On January 22, 2026, the Company acquired the outstanding capital stock of Medical Manufacturing Technologies, LLC (“MMT”) for a total cash purchase price of $685.0 million which was funded with cash on hand and proceeds from a senior secured notes offering. The Company expects that MMT will be included within its Specialty Products segment.

Conference Call and Webcast
As previously announced, Perimeter Solutions management will hold a conference call at 8:30 a.m. ET on Thursday, February 26, 2026 to discuss financial results for the fourth quarter and full year 2025. The conference call can be accessed by dialing (877) 407-9764 (toll-free) or (201) 689-8551 (toll).
The conference call will also be webcast simultaneously on Perimeter’s website (https://ir.perimeter-solutions.com), accessed under the Investor Relations page. The webcast link will be made available on the Company's website prior to the start of the call; go to the investor relations page of our website to the News & Events menu and click on “Events & Presentations.”
A slide presentation will also be available for reference during the conference call; go to the investor relations page of our website to the News & Events menu and click on “Events & Presentations.”
Following the live webcast, a replay will be available on the Company’s website. A telephonic replay will also be available approximately three hours after the call and can be accessed by dialing (877) 660-6853 (toll-free) or (201) 612-7415 (toll) and using Access ID “13758339”. The telephonic replay will be available until March 26, 2026 (11:59 p.m. ET).
About Perimeter Solutions
Perimeter Solutions (NYSE: PRM) is a leading provider of industrial products and services that support critical and complex customer missions across a range of niche applications. Perimeter’s focus on superior customer service, paired with our Value Driver-focused operating strategy, decentralized operating model, and focus on driving value via capital allocation and capital structure management, fulfills our dual mandate: to serve customers and create value for stockholders. Perimeter is comprised of two segments, Fire Safety, including fire retardants and fire suppressants, and Specialty Products, which currently spans lubricant additives, electronic and electro-mechanical components, and highly engineered machinery for the medical device industry. Perimeter expects to continue expanding its portfolio through organic growth and value creating acquisitions.
Forward-looking Information
This press release may contain “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Forward-looking statements can be identified by words such as: “anticipate,” “intend,” “plan,” “goal,” “seek,” “believe,” “project,” “estimate,” “expect,” “strategy,” “future,” “likely,” “may,” “should,” “will,” and similar references to future periods.
Any such forward-looking statements are not guarantees of performance or results, and involve risks, uncertainties (some of which are beyond the Company’s control) and assumptions. Although Perimeter believes any forward-looking statements are based on reasonable assumptions, you should be aware that many factors could affect the Company’s actual financial results and cause them to differ materially from those anticipated in any forward-looking statements, including the risk factors described from time to time by us in our filings with the Securities and Exchange Commission (“SEC”), including, but not limited to, the Company’s Annual Report on Form 10-K for the year ended December 31, 2025. Stockholders, potential investors and other readers should consider these factors carefully in evaluating the forward-looking statements.
Any forward-looking statement made by Perimeter in this press release speaks only as of the date on which it is made. Perimeter undertakes no obligation to update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.
SOURCE: Perimeter Solutions, Inc.
CONTACT: ir@perimeter-solutions.com

PERIMETER SOLUTIONS, INC. AND SUBSIDIARIES
Consolidated Statements of Operations and Comprehensive (Loss) Income
(in thousands, except share and per share data)
(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
Net sales	$102,750	$86,231	$652,862	$560,968
Cost of goods sold	56,358	44,336	277,712	243,882
Gross profit	46,392	41,895	375,150	317,086
Operating expenses (income):
Selling, general and administrative expense	21,832	21,013	77,575	66,901
Amortization expense	15,794	13,741	59,696	55,032
Founders advisory fees - related party	171,209	(54,789)	435,163	198,308
Other operating expense	2,721	612	3,646	612
Total operating expenses (income)	211,556	(19,423)	576,080	320,853
Operating (loss) income	(165,164)	61,318	(200,930)	(3,767)
Other expense (income):
Interest expense, net	9,691	9,169	39,135	40,461
Foreign currency loss (gain)	211	2,280	(3,038)	2,443
Other (income) expense, net	(638)	(60)	(780)	192
Total other expense, net	9,264	11,389	35,317	43,096
(Loss) income before income taxes	(174,428)	49,929	(236,247)	(46,863)
Income tax benefit	34,197	94,241	29,881	40,958
Net (loss) income	(140,231)	144,170	(206,366)	(5,905)
Other comprehensive income (loss), net of tax:
Foreign currency translation adjustments	3,184	(23,627)	32,862	(19,522)
Total comprehensive (loss) income	$(137,047)	$120,543	$(173,504)	$(25,427)
(Loss) earnings per share:
Basic	$(0.94)	$0.98	$(1.37)	$(0.04)
Diluted	$(0.94)	$0.90	$(1.37)	$(0.04)
Weighted average number of shares outstanding:
Basic	148,808,784	147,058,719	150,370,533	145,713,439
Diluted	148,808,784	160,931,755	150,370,533	145,713,439

PERIMETER SOLUTIONS, INC. AND SUBSIDIARIES
Consolidated Balance Sheets
(in thousands, except share data)
(Unaudited)

	December 31, 2025	December 31, 2024
ASSETS
Current assets:
Cash and cash equivalents	$325,927	$198,456
Accounts receivable, net	64,363	56,048
Inventories	139,634	116,347
Prepaid expenses and other current assets	34,049	23,173
Total current assets	563,973	394,024
Property, plant and equipment, net	85,138	64,777
Operating lease right-of-use assets	30,152	17,298
Finance lease right-of-use assets	5,713	6,173
Goodwill	1,065,211	1,034,543
Customer lists, net	628,189	637,745
Technology and patents, net	184,804	173,307
Tradenames, net	86,330	87,365
Other assets, net	3,497	1,162
Total assets	$2,653,007	$2,416,394
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$30,301	$23,519
Accrued expenses and other current liabilities	47,212	30,450
Founders advisory fees payable - related party	95,726	6,677
Deferred revenue	1,879	1,842
Total current liabilities	175,118	62,488
Long-term debt, net	669,122	667,774
Operating lease liabilities, net of current portion	27,860	15,540
Finance lease liabilities, net of current portion	5,694	6,013
Deferred income taxes	80,410	152,203
Founders advisory fees payable - related party	440,697	240,083
Preferred stock	115,904	109,966
Preferred stock - related party	1,293	2,831
Other non-current liabilities	3,590	2,226
Total liabilities	1,519,688	1,259,124
Commitments and contingencies
Stockholders’ equity:
Common stock, $0.0001 par value per share, 4,000,000,000 shares authorized; 174,818,216 and 169,426,114 shares issued; 149,440,060 and 147,822,633 shares outstanding at December 31, 2025 and 2024, respectively	17	17
Treasury stock, at cost; 25,378,156 and 21,603,481 shares at December 31, 2025 and 2024, respectively	(168,197)	(127,827)
Additional paid-in capital	2,100,958	1,911,035
Accumulated other comprehensive loss	(6,370)	(39,232)
Accumulated deficit	(793,089)	(586,723)
Total stockholders’ equity	1,133,319	1,157,270
Total liabilities and stockholders’ equity	$2,653,007	$2,416,394

PERIMETER SOLUTIONS, INC. AND SUBSIDIARIES
Consolidated Statements of Cash Flows
(in thousands)
(Unaudited)

	Year Ended December 31,
	2025	2024
Cash flows from operating activities:
Net loss	$(206,366)	$(5,905)
Adjustments to reconcile net loss to net cash provided by operating activities:
Founders advisory fees - related party (change in fair value)	435,163	198,308
Depreciation and amortization expense	74,032	65,718
Interest and payment-in-kind on preferred stock	7,332	7,057
Stock-based compensation	16,647	12,849
Non-cash lease expense	6,861	5,070
Deferred income taxes	(74,144)	(99,557)
Amortization of deferred financing costs	1,907	1,730
Foreign currency (gain) loss	(3,038)	2,443
Loss on disposal of assets	149	66
Changes in operating assets and liabilities, net of acquisitions:
Accounts receivable	(6,954)	(13,293)
Inventories	(5,980)	29,872
Prepaid expenses and other current assets	971	(843)
Accounts payable	6,228	(754)
Deferred revenue	37	1,842
Income taxes payable, net	(5,685)	(13,299)
Accrued expenses and other current liabilities	4,159	4,306
Founders advisory fees - related party (cash settled)	(6,677)	(2,702)
Operating lease liabilities	(4,867)	(3,278)
Finance lease liabilities	(489)	(501)
Other, net	(1,137)	(741)
Net cash provided by operating activities	238,149	188,388
Cash flows from investing activities:
Purchase of property and equipment	(29,591)	(15,531)
Purchase of intangible assets	(15,226)	—
Proceeds from short-term investments	—	5,383
Purchase of businesses, net of cash acquired	(62,000)	(32,792)
Net cash used in investing activities	(106,817)	(42,940)
Cash flows from financing activities:
Common stock repurchased	(40,370)	—
Ordinary shares repurchased	—	(14,420)
Proceeds from exercises of warrants	—	23,509
Proceeds from exercises of options	34,453	—
Principal payments on finance lease obligations	(875)	(740)
Payment for credit facility financing fees	(2,179)	—
Net cash (used in) provided by financing activities	(8,971)	8,349
Effect of foreign currency on cash and cash equivalents	5,110	(2,617)
Net change in cash and cash equivalents	127,471	151,180
Cash and cash equivalents, beginning of period	198,456	47,276
Cash and cash equivalents, end of period	$325,927	$198,456
Supplemental disclosures of cash flow information:
Cash paid for interest	$36,745	$37,317
Cash paid for income taxes	$48,851	$74,559
Non-cash activities:
Liability portion of founders advisory fees - related party reclassified to additional paid in capital	$138,823	$8,464

Non-GAAP Financial Metrics

The Company provides non-GAAP financial measures for Segment Adjusted EBITDA, Adjusted Net Income, and Adjusted Earnings Per Share data as supplemental information regarding the Company’s business performance. The Company believes that these non-GAAP financial measures are useful to investors because they provide investors with a better understanding of the Company’s past financial performance and future results. The Company’s management uses these non-GAAP financial measures when it internally evaluates the performance of its business and makes operating decisions, including internal operating budgeting, performance measurement, and discretionary compensation.

Segment Adjusted EBITDA

Segment Adjusted EBITDA is defined as (loss) income before income taxes plus net interest and other financing expenses, and depreciation and amortization, adjusted on a consistent basis for certain non-recurring, unusual or non-operational items. These items include (i) restructuring, (ii) acquisition related costs, (iii) founder advisory fee expenses, (iv) stock-based compensation expense and (v) foreign currency loss (gain). To supplement the Company’s consolidated financial statements presented in accordance with U.S. GAAP, Perimeter is providing a summary to show the computations of Segment Adjusted EBITDA, which is a non-GAAP measure used by the Company's management and by external users of Perimeter’s financial statements, such as debt and equity investors, commercial banks and others, to assess the Company’s operating performance as compared to that of other companies, without regard to financing methods, capital structure or historical cost basis. Segment Adjusted EBITDA should not be considered an alternative to net (loss) income, operating (loss) income, cash flows provided by operating activities or any other measure of financial performance or liquidity presented in accordance with U.S. GAAP (in thousands).

(Unaudited)	Three Months Ended December 31, 2025			Three Months Ended December 31, 2024
	Fire Safety	Specialty Products	Total	Fire Safety	Specialty Products	Total
(Loss) income before income taxes	$(152,325)	$(22,103)	$(174,428)	$45,304	$4,625	$49,929
Depreciation and amortization	14,579	5,843	20,422	12,858	3,645	16,503
Interest and financing expense (benefit)	5,969	3,722	9,691	9,694	(525)	9,169
Founders advisory fees - related party	154,106	17,103	171,209	(46,936)	(7,853)	(54,789)
Non-recurring expenses (1)	137	775	912	3,743	626	4,369
Acquisition costs	—	2,716	2,716	—	612	612
Stock-based compensation expense	3,390	1,829	5,219	2,735	2,066	4,801
Foreign currency (gain) loss	(323)	534	211	(154)	2,434	2,280
Segment Adjusted EBITDA	$25,533	$10,419	$35,952	$27,244	$5,630	$32,874

(1)
For the three months ended December 31, 2025, $0.7 million was related to litigation costs arising from a contractual dispute regarding control of the P2S5 facility, which is currently operated by Flexsys Chemical Company and $0.2 million was related to the redomiciliation of the Company from Luxembourg to Delaware (the “Redomiciliation Transaction”). For the three months ended December 31, 2024, $4.4 million was related to the Redomiciliation Transaction and other non-recurring Luxembourg related costs.

(Unaudited)	Year Ended December 31, 2025			Year Ended December 31, 2024
	Fire Safety	Specialty Products	Total	Fire Safety	Specialty Products	Total
Loss before income taxes	$(182,537)	$(53,710)	$(236,247)	$(35,277)	$(11,586)	$(46,863)
Depreciation and amortization	55,397	18,635	74,032	51,365	14,353	65,718
Interest and financing expense	24,059	15,076	39,135	39,547	914	40,461
Founders advisory fees - related party	381,106	54,057	435,163	169,886	28,422	198,308
Non-recurring expenses (1)	955	1,465	2,420	5,559	1,207	6,766
Acquisition costs	98	3,480	3,578	—	612	612
Stock-based compensation expense	12,207	4,440	16,647	8,545	4,304	12,849
Foreign currency (gain) loss	(798)	(2,240)	(3,038)	496	1,947	2,443
Segment Adjusted EBITDA	$290,487	$41,203	$331,690	$240,121	$40,173	$280,294

(1)
For the year ended December 31, 2025, $1.1 million was related to restructuring and other non-recurring costs, $0.7 million was related to litigation costs arising from a contractual dispute regarding control of the P2S5 facility, which is currently operated by Flexsys Chemical Company, and $0.6 million was related to the Redomiciliation Transaction. For the year ended December 31, 2024, $6.6 million was related to the Redomiciliation Transaction and other non-recurring Luxembourg related costs and $0.2 million was related to other non-recurring costs.

Adjusted Net Income and Adjusted Earnings Per Share

The computation of Adjusted Earnings Per Share (“Adjusted EPS”) is defined as Adjusted Net Income divided by adjusted diluted shares. Adjusted Net Income is defined as net (loss) income plus amortization, certain non-recurring, unusual or non-operational items, and the tax impact of these non-GAAP adjustments. These adjustments include (i) restructuring, (ii) acquisition related costs, (iii) founder advisory fee expenses, (iv) stock-based compensation expense and (v) foreign currency loss (gain). Adjusted diluted shares is the weighted average diluted shares outstanding, adjusted by adding dilution for options and warrants excluded under U.S. GAAP due to a net loss, less dilution related to founders advisory fees. To supplement the Company’s consolidated financial statements presented in accordance with U.S. GAAP, Perimeter is providing a summary to show the computations of Adjusted Net Income and Adjusted EPS, which are non-GAAP measures used by the Company's management and by external users of Perimeter’s financial statements, such as debt and equity investors, commercial banks and others, to assess the Company's operating performance as compared to that of other companies, without regard to financing methods, capital structure or historical cost basis. Adjusted EPS and Adjusted Net Income should not be considered alternatives to GAAP (loss) earnings per share (“GAAP EPS”), net (loss) income, operating (loss) income, cash flows provided by operating activities or any other measure of financial performance or liquidity presented in accordance with U.S. GAAP (in thousands, except share and per share data).

(Unaudited)	Three Months Ended December 31,
	2025	2024
GAAP net (loss) income	$(140,231)	$144,170
Adjustments:
Amortization	15,794	13,741
Founders advisory fees - related party	171,209	(54,789)
Non-recurring expenses (1)	912	4,369
Acquisition costs	2,716	612
Stock-based compensation expense	5,219	4,801
Foreign currency loss	211	2,280
Tax impact of non-GAAP adjustments (2)	(35,937)	(96,136)
Adjusted net income	$19,893	$19,048

Shares used in computing GAAP (Loss) Earnings Per Share (diluted)	148,808,784	160,931,755
Options (3)	7,136,522	—
Shares underlying Founders fixed advisory fees (4)	—	(9,428,244)
Shares underlying Founders variable advisory fees (5)	—	—
Shares used in computing Adjusted Earnings Per Share (diluted)	155,945,306	151,503,511

GAAP (Loss) Earnings Per Share (diluted)	$(0.94)	$0.90
Adjusted Earnings Per Share (diluted)	$0.13	$0.13
____________________

(1)
For the three months ended December 31, 2025, $0.7 million was related to litigation costs arising from a contractual dispute regarding control of the P2S5 facility, which is currently operated by Flexsys Chemical Company and $0.2 million was related to the Redomiciliation Transaction. For the three months ended December 31, 2024, $4.4 million was related to the Redomiciliation Transaction and other non-recurring Luxembourg related costs.

(2)	The tax impact of non-GAAP adjustments reflects the total income tax expense commensurate with the non-GAAP measure of profitability.
(3)	The Company adds back the dilutive impact of options if amounts were excluded for purposes of GAAP EPS due to a GAAP net loss during the period.
(4)	As of December 31, 2025, a maximum of 2.4 million shares were issuable within 12 months under the Founders fixed advisory fee. To satisfy the 2025 Founders fixed advisory fee, the Company paid $13.4 million in cash on February 19, 2026 and expects to issue 1.9 million shares of Common Stock in the first quarter of 2026.
(5)	Based on period end market prices as of December 31, 2025, a maximum of 14.5 million shares were issuable within 12 months under the Founders variable advisory fee. To satisfy the 2025 Founders variable advisory fee, the Company paid $82.3 million in cash on February 19, 2026 and expects to issue 11.5 million shares of Common Stock in the first quarter of 2026.

(Unaudited)	Year Ended December 31,
	2025	2024
GAAP net loss	$(206,366)	$(5,905)
Adjustments:
Amortization	59,696	55,032
Founders advisory fees - related party	435,163	198,308
Non-recurring expenses (1)	2,420	6,766
Acquisition costs	3,578	612
Stock-based compensation expense	16,647	12,849
Foreign currency (gain) loss	(3,038)	2,443
Tax impact of non-GAAP adjustments (2)	(101,427)	(106,715)
Adjusted net income	$206,673	$163,390

Shares used in computing GAAP (Loss) Earnings Per Share (diluted)	150,370,533	145,713,439
Options (3)	4,092,617	1,446,487
Warrants (3)	—	49,876
Shares underlying Founders fixed advisory fees (4)	—	—
Shares underlying Founders variable advisory fees (5)	—	—
Shares used in computing Adjusted Earnings Per Share (diluted)	154,463,150	147,209,802

GAAP (Loss) Earnings Per Share (diluted)	$(1.37)	$(0.04)
Adjusted Earnings Per Share (diluted)	$1.34	$1.11
____________________

(1)
For the year ended December 31, 2025, $1.1 million was related to restructuring and other non-recurring costs, $0.7 million was related to litigation costs arising from a contractual dispute regarding control of the P2S5 facility, which is currently operated by Flexsys Chemical Company, and $0.6 million was related to the Redomiciliation Transaction. For the year ended December 31, 2024, $6.6 million was related to the Redomiciliation Transaction and other non-recurring Luxembourg related costs and $0.2 million was related to other non-recurring costs.

(2)	The tax impact of non-GAAP adjustments reflects the total income tax expense commensurate with the non-GAAP measure of profitability.
(3)	The Company adds back the dilutive impact of options and warrants if amounts were excluded for purposes of GAAP EPS due to GAAP net loss during the period.
(4)	As of December 31, 2025, a maximum of 2.4 million shares were issuable within 12 months under the Founders fixed advisory fee. To satisfy the 2025 Founders fixed advisory fee, the Company paid $13.4 million in cash on February 19, 2026 and expects to issue 1.9 million shares of Common Stock in the first quarter of 2026.
(5)	Based on period end market prices as of December 31, 2025, a maximum of 14.5 million shares were issuable within 12 months under the Founders variable advisory fee. To satisfy the 2025 Founders variable advisory fee, the Company paid $82.3 million in cash on February 19, 2026 and expects to issue 11.5 million shares of Common Stock in the first quarter of 2026.